UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 11, 2009
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On March 11, 2009, the Compensation Committee of Steven Madden, Ltd. (the “Company”) awarded Amelia Newton Varela, the Company’s Executive Vice President of Wholesale and Retail, a $250,000 cash bonus and stock options for 50,000 shares of the Company’s common stock. The effective date of the grant of stock options is April 1, 2009 (the “Effective Date”). The stock options are granted pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), upon the following terms:

•	The exercise price shall be the last sales price reported for the Company’s common stock as reported by the Nasdaq Stock Market on the date immediately preceding the Effective Date.

•	The term of the stock options is seven years from the Effective Date.

•	The stock options vest yearly in 25% increments on the first through fourth anniversary of the Effective Date, respectively.

          The description of the terms of the Plan is qualified in their entirety by reference to such agreement as filed as Exhibit 10.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on July 3, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2009

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Edward R. Rosenfeld
Chief Executive Officer